UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2016, Mel Marks, a member of the Board of Directors (the “Board”), passed away.  On June 9, 2016, the Board unanimously approved a resolution to amend the Amended and Restated By-Laws (as amended, the “By-Laws”) of Motorcar Parts of America, Inc. (the “Company”) which increased the maximum number of directors on the Board from seven to eight. See Item 5.03 and the press release attached hereto as Exhibit 99.  Based on the Board vacancies that were created by the death of Mr. Marks and the amendment expanding the maximum number of directors of the Board and in accordance with the By-Laws, the Board elected Joseph Ferguson and David Bryan as new directors of the Board.  Mr. Ferguson will serve on the Audit Committee of the Board, and Mr. Bryan will serve on the Compensation Committee of the Board.

Mr. Ferguson is a Co-Founder and Managing Partner at Vicente Capital Partners, a Los Angeles-based investment firm providing capital to privately held growth companies across North America. Prior to co-founding Vicente in 2009, Mr. Ferguson was a partner at Kline Hawkes & Company, which he joined at the firm’s inception in 1995. He began his career as an investment banker for Merrill Lynch & Co where he was a member of the Energy and Natural Resources Group and the General Corporate Finance Group. From 1989 to 1994, he worked on over 30 public and private transactions for numerous emerging growth and middle market companies. Mr. Ferguson received a B.B.A in Finance from Southern Methodist University and an M.B.A from the UCLA Anderson School of Management.

Dr. Bryan currently teaches at University of California at Santa Cruz.  He also provides consulting expertise to multiple Santa Cruz independent and charter schools, and is involved with companies developing effective tools for online education.  Dr. Bryan was founding Head of New Roads School from 1995 – 2013.  Dr. Bryan received a B.A. from the State University of New York at Stony Brook, an M.S. from the University of California at Los Angeles and a J.D. and Ph.D. from the State University of New York at Buffalo.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 9, 2016, the Board adopted and approved, effective immediately, an amendment to the Amended and Restated By-Laws of the Company that increased the maximum number of directors constituting the entire Board from seven to eight directors. The foregoing description of the amendment to the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the amendment to the Amended and Restated By-Laws, attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K.

Number	Exhibit

3.1	Amendment to the Amended and Restated By-Laws of Motorcar Parts of America, Inc., as adopted on June 9, 2016.

99	Press Release dated June 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: June 14, 2016	s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel